Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on May 3, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fidelity National Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6361 (Primary Standard Industrial Classification Code Number)	16-1725106 (I.R.S. Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael L. Gravelle
Executive Vice President, General Counsel, and Corporate Secretary
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Frank R. Adams, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

4.500% Senior Notes due 2028	$450,000,000	100%	$450,000,000	$54,540

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2019

PROSPECTUS

FIDELITY NATIONAL FINANCIAL, INC.

OFFER TO EXCHANGE

$450,000,000 aggregate principal amount of its 4.500% Senior Notes due
2028, the issuance of which has been registered under the Securities Act of
1933, as amended, for all of its outstanding 4.500% Senior Notes due 2028

         We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus, all of our new 4.500% Senior Notes due 2028 (the "Exchange Notes") for all of our outstanding 4.500% Senior Notes due 2028 (the "Original Notes"). We refer to the Exchange Notes and the Original Notes as the "notes." The terms of the Exchange Notes are substantially identical to the terms of the Original Notes except that the issuance of the Exchange Notes has been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). We will pay interest on the notes semi-annually in arrears on February 15 and August 15 of each year. The Exchange Notes mature on August 15, 2028. The principal features of the exchange offer are as follows:

  •
  We will exchange all Original Notes that are validly tendered and not validly withdrawn in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof prior to the expiration of the exchange offer for an equal principal amount of Exchange Notes.

  •
  You may withdraw tendered Original Notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2019, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  All untendered Original Notes will continue to be subject to the restrictions on transfer set forth in the Original Notes and in the indenture governing the Original Notes. In general, the Original Notes may not be offered or sold except in a transaction registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the Original Notes under the Securities Act.

  •
  The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system, and there is currently no public market for the Original Notes or for the Exchange Notes.

         You should consider carefully the risk factors beginning on page 8 of this prospectus before participating in the exchange offer.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 120 days from the effective date of the registration statement on Form S-4 of which this prospectus forms a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or the exchange offer that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are offering to exchange the Original Notes for the Exchange Notes only in places where the exchange offer is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

The date of this prospectus is                                    , 2019.

i

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the accompanying exhibits. For further information with respect to us or the Exchange Notes, we refer you to the registration statement and the accompanying exhibits. We file reports and other information with the SEC. The registration statement, such reports and other information are available to the public through the SEC's Internet website at http://www.sec.gov. In addition, you may obtain these materials free of charge on our website (http://www.fnf.com). The contents of our website have not been, and shall not be deemed to be incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

        We are "incorporating by reference" into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to that document. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference. This prospectus incorporates by reference the following (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless otherwise expressly identified in such filings as being incorporated by reference into this prospectus):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018 (the "2018 Form 10-K"), filed with the SEC on February 19, 2019;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 26, 2019;

  •
  the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2019, that are incorporated by reference into Part III of our 2018 Form 10-K; and

  •
  our Current Reports on Form 8-K filed with the SEC on February 4, 2019 and March 13, 2019.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or subsequent to the date of this prospectus (except that, unless otherwise indicated in the applicable report, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K) are to be incorporated herein by reference until completion of the exchange offer or for so long as we are obligated to make this prospectus available to a broker-dealer during the 120 days following the effective date of the registration statement on Form S-4 of which this prospectus forms a part. Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        We will provide, upon your oral or written request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. You can obtain copies of the documents incorporated by reference in this prospectus without charge through our website (www.fnf.com), or by requesting them at no cost by writing or telephoning us at the following address:

Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Investor Relations
Tel: (904) 854-8100

        If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the exchange offer period, initially scheduled for 5:00 p.m., New York City time, on                        , 2019. This means you must request this information no later than                        , 2019. No information on our website, nor any other website that is referred to in this prospectus, is part of this prospectus.

FORWARD LOOKING STATEMENTS

        The statements contained in this prospectus and the documents that are incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, our future financial and operating results. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:

  •
  changes in general economic, business, and political conditions, including changes in the financial markets;

  •
  the severity of our title insurance claims;

  •
  downgrade of our credit rating by rating agencies;

  •
  continued weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding, increased mortgage defaults, or a weak U.S. economy;

  •
  compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

  •
  the risk that the necessary regulatory approvals of our acquisition of Stewart Information Services Corporation ("Stewart") may not be obtained or may be obtained subject to conditions that are not anticipated;

  •
  risks that any of the closing conditions to the proposed Stewart merger may not be satisfied in a timely manner;

  •
  the risk that our and Stewart's businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or more costly than expected or that the expected benefits of the Stewart merger will not be realized;

  •
  regulatory investigations of the title insurance industry;

  •
  loss of key personnel that could negatively affect our financial results and impair our operating abilities;

  •
  our business concentration in the States of California and Texas are the source of approximately 13.9% and 14.4%, respectively, of our title insurance premiums;

  •
  our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions;

  •
  our dependence on distributions from our title insurance underwriters as our main source of cash flow;

  •
  significant competition that our operating subsidiaries face; and

  •
  other risks detailed in "Item 1A—Risk Factors" of our 2018 Form 10-K and in our other filings with the SEC.

        We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements, except as required by law.

SUMMARY

        The following summary highlights information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus, including the section entitled "Risk Factors," along with the financial data and related notes and the other documents that we incorporate by reference in this prospectus. Unless we state otherwise, or the context otherwise provides, references to "we," "us," "our," the "Company" or "FNF" refer to Fidelity National Financial, Inc. and its subsidiaries, taken together.

 Our Company

        We are a leading provider of (i) title insurance, escrow and other title-related services, including trust activities, trustee sales guarantees, recordings and reconveyances and home warranty products and (ii) transaction services to the real estate and mortgage industries. FNF is one of the nation's largest title insurance companies operating through its title insurance underwriters—Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Insurance and National Title Insurance of New York Inc.—which collectively issue more title insurance policies than any other title company in the United States. Through our subsidiary ServiceLink Holdings, LLC, we provide mortgage transaction services including title-related services and facilitation of production and management of mortgage loans.

        As of March 31, 2019, we had the following reporting segments:

  •
  Title.  This segment consists of the operations of our title insurance underwriters and related businesses which provide title insurance and escrow and other title-related services including trust activities, trustee sales guarantees, and home warranty products. This segment also includes our transaction services business, which includes other title-related services used in the production and management of mortgage loans, including mortgage loans that experience default.

  •
  Corporate and Other.  This segment consists of the operations of the parent holding company, our real estate technology subsidiaries, other smaller, non-title businesses and certain unallocated corporate overhead expenses and eliminations of revenues and expenses between it and our title segment.

Our Executive Offices

        Our principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number is (904) 854-8100.

 The Exchange Offer

        On August 13, 2018, we completed a private offering of the Original Notes (the "private offering"). Concurrently with the private offering, we entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the exchange offer. For more information please see "The Exchange Offer."

General	The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that:
• the issuance and sale of the Exchange Notes have been registered pursuant to an effective registration statement under the Securities Act; and
• the Exchange Notes will not include certain terms with respect to transfer restrictions, registration rights or payment of additional interest. See "The Exchange Offer."
The Exchange Offer; Denominations	We are offering to exchange $450,000,000 aggregate principal amount of Exchange Notes that have been registered under the Securities Act for all of our outstanding Original Notes.

The exchange offer will remain in effect for a limited time. We will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                        , 2019. Holders may tender some or all of their Original Notes pursuant to the exchange offer. However, the Original Notes may be tendered only in a denomination equal to $2,000 and any integral multiples of $1,000 in excess thereof.

Resale

Based upon interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third-parties, we believe that the Exchange Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

• are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;
• are engaged in, intend to engage in, or have an arrangement or understanding with any person to engage in the distribution of the Exchange Notes;
• acquired the Exchange Notes other than in the ordinary course of your business;
• if not a broker-dealer, are engaged in, or intends to engage in, the distribution of any Exchange Notes; or

•

are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, and you do not deliver a prospectus in connection with any resale of such Exchange Notes.

However, we have not obtained a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2019, unless we decide to extend it. We do not currently intend to extend the expiration date, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Original Notes

Otherwise than in respect of the Original Notes held in Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream"), to participate in the exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your Original Notes by following the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company ("DTC"), for tendering notes held in book-entry form, as described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

For more details, see "The Exchange Offer—Procedures for Tendering Original Notes" and "The Exchange Offer—Book-Entry System; Depository Procedures."

Special Procedures for Beneficial Owners

If you are a beneficial owner of Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Original Notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those Original Notes on your behalf. With respect to the Original Notes, if you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either make appropriate arrangements to register ownership of the Original Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Withdrawal Rights	You may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. See "The Exchange Offer—Withdrawal of Tenders."
Acceptance of Original Notes and Delivery of Exchange Notes

Subject to customary conditions, we will accept Original Notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The Exchange Notes will be delivered promptly following the expiration date.

Consequences of Failure to Exchange Original Notes

If you do not exchange your Original Notes in the exchange offer, you will no longer be able to require us to register the Original Notes under the Securities Act, except in the limited circumstances provided under the Registration Rights Agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the Original Notes unless we have registered the Original Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Dissenters' Rights

Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

Interest on the Exchange Notes and the Original Notes

The Exchange Notes will bear interest from the most recent interest payment date on which interest has been paid on the Original Notes. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the Original Notes.

Broker-Dealers

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Material U.S. Federal Income Tax Consequences	The holder's receipt of Exchange Notes in exchange for Original Notes will not constitute a taxable event for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Considerations."
Exchange Agent	The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the notes, is serving as exchange agent in connection with the exchange offer.
Use of Proceeds	The issuance of the Exchange Notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy certain of our obligations under the Registration Rights Agreement.
Fees and Expenses	We will bear all expenses related to the exchange offer. See "The Exchange Offer—Fees and Expenses."

 The Exchange Notes

        The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes. The term "notes" includes the Original Notes and the Exchange Notes. In this description, the words "FNF," "we," "us," "our," the "issuer," and the "Company" refer only to Fidelity National Financial, Inc. and not to any of its subsidiaries, unless we specify otherwise.

Issuer	Fidelity National Financial, Inc.
Exchange Notes Offered	Up to $450,000,000 in aggregate principal amount of 4.500% Senior Notes due 2028.
Maturity Date	August 15, 2028.
Interest Rate	4.500% per annum, payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2019.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Ranking

The Exchange Notes are FNF's senior unsecured obligations and rank equally in right of payment with all of FNF's existing and future unsecured and unsubordinated indebtedness. Because none of our subsidiaries will guarantee or otherwise become obligated with respect to the Exchange Notes, all existing and future liabilities of our subsidiaries will be effectively senior to the Exchange Notes. As of March 31, 2019, our subsidiaries had total liabilities of approximately $3,575 million (including our reserve for title claim losses of $1,483 million), which would rank structurally senior to the Exchange Notes.

Minimum Denominations	Issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Redemption

Prior to May 15, 2028 (three months prior to the maturity of the Exchange Notes), the Exchange Notes will be redeemable at our option in whole or in part, at any time and from time to time, at a redemption price equal to the greater of 100% of the principal amount to be redeemed and a make-whole amount calculated as described under "Description of Exchange Notes—Optional Redemption," in each case, plus accrued and unpaid interest to, but excluding, the date of redemption. On or after May 15, 2028, the Exchange Notes will be redeemable at our option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. However, in each case, if the redemption date is after a regular record date for the Exchange Notes and on or before the related interest payment date, then the payment of interest becoming due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on that regular record date, and the redemption price will not include unpaid interest that has accrued to, but excluding, the redemption date.

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
• incur certain debt secured by liens; and
• consolidate or merge with other persons or transfer all or substantially all of our assets.
See "Description of Exchanges Notes—Certain Covenants."
No Public Market

The Exchange Notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the Exchange Notes will develop or be maintained, or as to the liquidity of any market.

Listing	The Exchange Notes are not, and are not expected to be, listed on any national securities exchange or included in any automated dealer quotation system.
Risk Factors

See "Risk Factors," the risk factors set forth in the 2018 Form 10-K and in any other documents incorporated by reference in this prospectus for a discussion of certain factors that you should carefully consider before participating in the exchange offer.

Governing Law	The State of New York.

RISK FACTORS

        Before tendering Original Notes in the exchange offer, you should carefully consider the risks described below, as well as those contained in the 2018 Form 10-K and in the other documents incorporated by reference in this prospectus. The risks described below and in documents incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future.

Risks Related to our Notes and This Exchange

You may have difficulty selling the Original Notes that you do not exchange.

        If you do not exchange your Original Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Original Notes described in the legend on your Original Notes. The restrictions on transfer of your Original Notes arise because we issued the Original Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the Registration Rights Agreement, we do not intend to register the Original Notes under the Securities Act. The tender of Original Notes under the exchange offer will reduce the principal amount of the currently outstanding Original Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding Original Notes that you continue to hold following completion of the exchange offer.

There is no established trading market for the Exchange Notes, and you may not be able to sell them quickly or at the price that you paid.

        The Exchange Notes are new issues of securities and will be freely transferrable, but there are currently no established trading markets for the Exchange Notes. The initial purchasers of the Original Notes are not obligated to make a market in the Exchange Notes, and may discontinue any market-making activities at any time without notice. Furthermore, such market-making activity will be subject to limits imposed by the Securities Act and the Exchange Act.

        We cannot assure you that you will be able to sell your Exchange Notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the Exchange Notes or, in the case of any holders of the Original Notes that do not exchange them, the trading market for the Original Notes following the exchange offer. Future trading prices of the Exchange Notes will depend on many factors, including:

  •
  our credit ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  our financial condition, financial performance and future prospects; and

  •
  the overall condition of the financial markets.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

You must comply with the Exchange Offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Original Notes into the exchange agent's account at DTC, Euroclear or Clearstream, as applicable, as depositary, including an agent's message. We are not required to notify you of defects or irregularities in tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See "The Exchange Offer—Procedures for Tendering Original Notes" and "The Exchange Offer—Effect of Not Tendering."

Some holders who exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Original Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

The indenture does not limit the amount of indebtedness that we or our subsidiaries may incur.

        The indenture that governs the terms of the Exchange Notes (as defined under "Description of Exchange Notes") does not restrict us or any of our subsidiaries from incurring additional debt or other liabilities, including additional senior debt. At March 31, 2019, we and our subsidiaries had $850 million of debt outstanding (inclusive of $450 million related to the Original Notes) ranking equal in right of payment to the Exchange Notes. Our incurrence of additional debt or liabilities may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes, a loss in the market value of your Exchange Notes and a risk that the credit rating of the Exchange Notes could be lowered or withdrawn. We expect that we will from time to time incur additional debt and other liabilities. In addition, the indenture does not restrict us from paying dividends on or issuing or repurchasing our securities.

There are no financial covenants in the indenture.

        There are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described in this prospectus under "Description of Exchange Notes—Consolidation, Merger, Sale of Assets or Other Transactions."

We are a holding company and depend on the ability of our subsidiaries to pay dividends to us to service our indebtedness.

        We are a holding company and conduct substantially all of our operations through subsidiaries, which means that our ability to meet our obligations on the notes depends on our ability to receive dividends or other distributions or payments from our subsidiaries. The payment of dividends and other distributions to us by each of our title and specialty insurance subsidiaries is regulated by insurance laws and regulations. Compliance with these laws will limit the amounts our regulated subsidiaries can dividend to us. As of March 31, 2019, our first tier title subsidiaries could pay or make distributions to us of approximately $385 million without prior approval from the relevant departments of insurance.

        These limitations and restrictions could adversely affect our ability to meet our obligations under the Exchange Notes.

The Exchange Notes are not guaranteed by any of our subsidiaries and are structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the Exchange Notes would have any claims to those assets.

        The Exchange Notes are obligations exclusively of FNF and are not guaranteed by any of our subsidiaries. As a result, the Exchange Notes are structurally subordinated to all debt and other liabilities of our subsidiaries (including liabilities to policyholders and contract holders), which means that creditors of our subsidiaries will be paid from their assets before holders of the Exchange Notes would have any claims to those assets. As of March 31, 2019, our subsidiaries had total liabilities of approximately $3,575 million (including our reserve for title claim losses of $1,483 million), which would rank structurally senior to the Exchange Notes.

We may issue additional notes.

        Under the terms of the indenture, we may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes ranking equally and ratably with the notes (other than the original issuance date, the issue price and, under certain circumstances, the initial interest payment date), so that such additional notes will be consolidated and form a single series with the notes, including for purposes of voting and redemptions, so long as any such additional notes are fungible with the original notes for U.S. federal income tax purposes.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer. In exchange for the Exchange Notes, we will receive Original Notes in like principal amount. We will retire or cancel all of the Original Notes tendered in the exchange offer. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

 THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We entered into the Registration Rights Agreement with the representative of the initial purchasers of the Original Notes in which we agreed to file a registration statement relating to an offer to exchange the Original Notes for Exchange Notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act. The Exchange Notes will have terms substantially identical to the Original Notes except that the Exchange Notes will not include certain terms with respect to transfer restrictions, registration rights or payment of additional interest as set forth in the Registration Rights Agreement.

        Following the completion of the exchange offer, holders of Original Notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and, subject to certain exceptions, the Original Notes will continue to be subject to certain restrictions on transfer.

        Subject to certain conditions, including the representations set forth below, the Exchange Notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. In order to participate in the exchange offer, a holder must represent to us in writing, or be deemed to represent to us in writing, among other things, that:

  •
  the holder is not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;

  •
  the holder is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes in violation of the Securities Act;

  •
  the holder is acquiring the Exchange Notes in its ordinary course of business;

  •
  if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of any Exchange Notes; and

  •
  if such holder is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Original Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.

        Under certain circumstances specified in the Registration Rights Agreement, we may be required to file a "shelf" registration statement covering resales of the Original Notes pursuant to Rule 415 under the Securities Act. See "—Additional Obligations."

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

  •
  is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  •
  is engaged in, intends to engage in, or has an arrangement or understanding with any person to engage in the distribution of the Exchange Notes;

  •
  acquired the Exchange Notes other than in the ordinary course of the holder's business;

  •
  if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of any Exchange Notes; or

  •
  is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, who does not deliver a prospectus in connection with any resale of such Exchange Notes.

        Any such holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." Broker-dealers who acquired Original Notes directly from us and not as a result of market-making or other trading activities may not rely on the staff's interpretations discussed above, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Exchange Notes. See "—Additional Obligations."

        A broker-dealer that has acquired Original Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Original Notes it receives for its own account in the exchange offer. This prospectus may be used by such broker-dealer to resell any of its Exchange Notes. We have agreed in the Registration Rights Agreement to send this prospectus to any broker-dealer that requests copies for a period of up to 120 days from the effective date of the registration statement on Form S-4 of which this prospectus forms a part. See "Plan of Distribution" for more information regarding broker-dealers.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                        , 2019, or such date and time to which we extend the exchange offer. We will issue $1,000 in principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes pursuant to the exchange offer. Original Notes may be tendered only in a denomination equal to $2,000 and any integral multiples of $1,000 in excess thereof.

        The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the Original Notes. As a result, both the Original Notes and the Exchange Notes will be treated as a single series of debt securities under the indenture.

        As of the date of this prospectus, $450.0 million in aggregate principal amount of Original Notes are outstanding, registered in the names and denominations as set forth in the security register for the Original Notes. There will be no fixed record date for determining holders of the Original Notes entitled to participate in this exchange offer, and all holders of Original Notes may tender their Original Notes.

        We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act. Original Notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on such Original Notes will continue to accrue at a rate stated therein.

        We will be deemed to have accepted validly tendered Original Notes when, as and if we have given written notice thereof to The Bank of New York Mellon Trust Company, N.A., which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer," any such unaccepted Original Notes will be returned, without expense, to the tendering holder of those Original Notes promptly after the expiration date unless the exchange offer is extended.

        Holders who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 5:00 p.m., New York City time, on                        , 2019, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. Any such announcement will include the approximate number of securities deposited as of the date of the extension. We reserve the right, in our sole discretion:

  •
  to delay accepting any Original Notes, to extend the exchange offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer; or

  •
  to amend the terms of the exchange offer in any manner.

        If any delay in acceptance of Original Notes, termination or amendment occurs, we will notify the exchange agent in writing. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the Original Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of Original Notes of that amendment, and it will extend the offer period, if necessary, so that at least five business days remain in the offer following notice of the material change.

Procedures for Tendering Original Notes

        Except as set forth below, a holder of Original Notes who wishes to tender such notes for exchange must, on or prior to the expiration date:

  •
  transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., which will act as the exchange agent, at the address set forth below under the heading "—Exchange Agent";

  •
  comply with DTC's Automated Tender Offer Program, or ATOP, procedures for book-entry transfer described below on or prior to the expiration date; or

  •
  if you are a beneficial owner that holds Original Notes through Euroclear or Clearstream and you wish to tender your Original Notes, contact Euroclear or Clearstream directly to ascertain their procedure for tendering Original Notes and comply with any such procedure.

        In addition, either:

  •
  the exchange agent must receive the certificates for the Original Notes and the letter of transmittal; or

  •
  the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the Original Notes being tendered, along with the letter of transmittal or an agent's message.

        The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, or "book-entry confirmation," which states that DTC has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

        The method of delivery of the Original Notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Original Notes should be sent directly to us. We have not provided guaranteed delivery procedures in conjunction with the exchange offer or under this prospectus.

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the Original Notes surrendered for exchange are tendered:

  •
  by a registered holder of the Original Notes; or

  •
  for the account of an eligible institution.

        An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

        If Original Notes are registered in the name of a person other than the signer of the letter of transmittal, the Original Notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form to the exchange agent and as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

        The participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book- entry transfer will be deemed to include an agent's message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of Exchange Notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "—The Exchange Agent" on or prior to the expiration date.

        DTC's ATOP program is the only method of processing the exchange offer through DTC. To tender Original Notes through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent's message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent's message. Any instruction through ATOP, such as an agent's message, is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

        In order for your tender through ATOP to be valid, an agent's message must be transmitted to and received by the exchange agent prior to the expiration date. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Determination of Validity

        We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Original Notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

  •
  reject any and all tenders of any outstanding note improperly tendered;

  •
  refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful; and

  •
  waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note based on the specific facts or circumstances presented either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Original Notes in the exchange offer.

        Notwithstanding the foregoing, we do not expect to treat any holder of Original Notes differently from other holders to the extent they present the same facts or circumstances.

        Our interpretation of the terms and conditions of the exchange offer as to any particular Original Notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of Original Notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities.

        Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Original Notes for exchange, nor shall any of us incur any liability for failure to give such notification.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any Original Notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons' authority to so act unless we waive this requirement.

Representations on Tendering Original Notes

        By tendering, each holder represents, warrants and acknowledges to us, among other things, that:

  •
  it is not an "affiliate" of ours, as defined in Rule 405 under the Securities Act;

  •
  it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes in violation of the Securities Act;

  •
  it is acquiring the Exchange Notes in the ordinary course of its business;

  •
  if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of any Exchange Notes;

  •
  if such holder is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Original Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes;

  •
  it has full power and authority to tender, exchange, assign and transfer the Exchange Notes tendered; and

  •
  it will acquire good, marketable and unencumbered title to the Original Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim, when the Original Notes are accepted by us.

        If any holder or any other person receiving Exchange Notes from such holder is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act to be acquired in the exchange offer, the holder or any other person:

  •
  may not rely on applicable interpretations of the staff of the SEC set forth in no-action letters issued to third parties; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that acquired its Original Notes as a result of market-making activities or other trading activities, and thereafter receives Exchange Notes issued for its own account in the exchange offer, must acknowledge that it will comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such Exchange Notes issued in the exchange offer). The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all Original Notes properly tendered and will issue Exchange Notes series registered under the Securities Act in exchange for the tendered Original Notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given written notice to the exchange agent, and complied with the provisions of the Registration Rights Agreement. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any Original Notes for exchange.

        For each outstanding Original Note accepted for exchange, the holder will receive an Exchange Note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding Original Note. Registered holders of Exchange Notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date on which interest has been paid. Holders of Exchange Notes will not receive any payment in respect of accrued interest on Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer. Under the Registration Rights Agreement, we may be required to make payments of additional interest to the holders of the Original Notes under circumstances relating to the timing of the exchange offer.

        In all cases, we will issue Exchange Notes for Original Notes that are accepted for exchange only after the exchange agent timely receives:

  •
  certificates for such Original Notes or a timely book-entry confirmation of such Original Notes into the exchange agent's account at DTC, Euroclear or Clearstream, as applicable;

  •
  a properly completed and duly executed letter of transmittal or agent's message; and

  •
  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Original Notes, or if a holder submits Original Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged Original Notes without cost to the tendering holder. In the case of Original Notes tendered by book-entry transfer into the exchange agent's account at DTC, the nonexchanged Original Notes will be credited to an account maintained with DTC.

        We will return the Original Notes or have them credited to DTC, Euroclear or Clearstream, as applicable, promptly after the expiration or termination of the exchange offer.

Withdrawal of Tenders

        You may withdraw tenders of your Original Notes at any time prior to the expiration of the exchange offer.

        With respect to the Original Notes, for a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under "—Exchange Agent." Any such notice of withdrawal must:

  •
  specify the name of the person that has tendered the Original Notes to be withdrawn;

  •
  identify the Original Notes to be withdrawn, including the principal amount of such Original Notes; and

  •
  where certificates for Original Notes are transmitted, specify the name in which Original Notes are registered, if different from that of the withdrawing holder.

        If Original Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. Original Notes received by the exchange agent that are withdrawn will be returned by the exchange agent to the participant who delivered such Original Notes by crediting an account maintained at either DTC, Euroclear or Clearstream, as applicable, designated by such participant. The Original Notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Absence of Dissenters' Rights

        Holders of the Original Notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we may (a) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (b) extend the exchange offer and retain all Original Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw those Original Notes, or (c) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Original Notes that have not been withdrawn, if we determine, in our reasonable judgment, that (i) the exchange offer violates applicable laws or, any applicable interpretation of the staff of the SEC; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for those Original Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Effect of Not Tendering

        Holders who desire to tender their Original Notes in exchange for Exchange Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.

        Original Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes and in the prospectus relating to the Original Notes. After completion of the exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those Original Notes except in limited circumstances with respect to specific types of holders of Original Notes and we do not intend to register the Original Notes under the Securities Act. In general, Original Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Additional Obligations

        In the Registration Rights Agreement, we agreed that under certain circumstances we would file a shelf registration statement with the SEC covering resales of notes by holders thereof if:

  •
  due to a change in applicable law or SEC policy, we determine we are not permitted to effect the exchange offer;

  •
  for any reason the exchange offer is not consummated by 365 days following August 13, 2018 (or if such 365th day is not a business day, the next succeeding business day); or

  •
  prior to the date that is 365 days following August 13, 2018 (or if such 365th day is not a business day, the next succeeding business day):

  •
  the initial purchasers request with respect to Original Notes not eligible to be exchanged in the exchange offer;

  •
  a holder notifies us that (i) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer; (ii) such holder may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales; or (iii) such holder is a broker-dealer and holds Original Notes acquired directly from us or one of our affiliates; or

  •
  an initial purchaser notifies us that it will not receive freely tradeable Exchange Notes in exchange for Original Notes constituting a portion of such initial purchaser's unsold allotment (other than due solely to the status of such holder as an affiliate of ours).

        In such an event, we would be under a continuing obligation, for a period of up to 365 days after the effective date of the shelf registration statement, to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the prospectus as provided in the Registration Rights Agreement.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Registered & Certified Mail	Regular Mail or Courier:	In Person by Hand Only:	For Information or Confirmation
THE BANK OF NEW YORK
MELLON TRUST COMPANY,
N.A., as Exchange Agent
c/o The Bank of New York Mellon
Corporation
Corporate Trust Operations-
Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Joseph Felicia
Tel: 315-414-3349
Fax: 732-667-9408
Email:
CT_REORG_UNIT_INQUIRIES@
BNYMELLON.COM	THE BANK OF NEW YORK
MELLON TRUST COMPANY,
N.A., as Exchange Agent
c/o The Bank of New York Mellon
Corporation
Corporate Trust Operations-
Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Joseph Felicia
Tel: 315-414-3349
Fax: 732-667-9408
Email:
CT_REORG_UNIT_INQUIRIES@
BNYMELLON.COM	THE BANK OF NEW YORK
MELLON TRUST COMPANY,
N.A., as Exchange Agent
c/o The Bank of New York Mellon
Corporation
Corporate Trust Operations-
Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Joseph Felicia
Tel: 315-414-3349
Fax: 732-667-9408
Email:
CT_REORG_UNIT_INQUIRIES@
		BNYMELLON.COM	by Telephone: 315-414-3349

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, legal, printing and related fees and expenses. Notwithstanding the foregoing, holders of the Original Notes shall pay all underwriting discounts and commissions, if any, attributable to the sale of such Original Notes or Exchange Notes.

Accounting Treatment

        We will record the Exchange Notes at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as the terms of the Exchange Notes are substantially identical to those of the Original Notes. The expenses of the exchange offer will be amortized over the terms of the Exchange Notes.

Transfer Taxes

        Holders who tender their Original Notes in exchange for Exchange Notes will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to issue Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Original Notes. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder. Notwithstanding the foregoing, holders of Original Notes shall pay transfer taxes, if any, attributable to the sale of such Original Notes or of any Exchange Notes received in connection with this exchange offer. If a transfer tax is imposed for any reason other than the transfer and exchange of Original Notes to the Company or its order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the applicable holder.

DESCRIPTION OF EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." The term "notes" includes the Original Notes and the Exchange Notes. In this description, the words "FNF," "we," "us," "our," the "issuer," and the "Company" refer only to Fidelity National Financial, Inc. and not to any of its subsidiaries, unless we specify otherwise.

        The Company issued $450.0 million in aggregate principal amount of 4.500% Senior Notes due 2028 (the "Original Notes") under an indenture (the "base indenture"), dated as of December 8, 2005, between Fidelity National Financial, Inc. (formerly Fidelity National Title Group, Inc.) and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee, as supplemented by a first supplemental indenture (the "first supplemental indenture"), dated as of January 6, 2006, a second supplemental indenture (the "second supplemental indenture"), dated as of May 5, 2010, and a fourth supplemental indenture (the "fourth supplemental indenture"), dated as of August 13, 2018. The base indenture, as supplemented by the first supplemental indenture, the second supplemental indenture and the fourth supplemental indenture, is referred to in this section as the "Indenture." The Original Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The Exchange Notes include the terms stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

        The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Registration Rights Agreement because those agreements, not this description, define your rights as holders of the Exchange Notes. You may request copies of the Indenture and the Registration Rights Agreement at our address set forth under the heading "Incorporation by Reference."

Exchange Notes versus Original Notes

        The terms of the Exchange Notes are substantially identical to the Original Notes except that the Exchange Notes will be registered under the Securities Act and will not include certain terms with respect to transfer restrictions, registration rights or payment of additional interest.

Brief Description of the Exchange Notes

        The Exchange Notes:

  •
  are general unsecured senior obligations of the Company;

  •
  are pari passu in right of payment with all existing and future unsecured senior indebtedness of the Company; and

  •
  are effectively subordinated to all existing and future liabilities of the Company's subsidiaries because none of the Company's subsidiaries will guarantee or otherwise become obligated with respect to the Exchange Notes.

Principal, Maturity and Interest

        The Exchange Notes mature on August 15, 2028. We will issue up to $450,000,000 of Exchange Notes. We can issue an unlimited amount of additional notes in the future as part of the same series or as an additional series without notice to, or the consent of, existing holders. Any additional notes that we issue in the future will be substantially identical to the Exchange Notes that we are issuing now, except that notes issued in the future will have different issuance prices, issuance dates and CUSIP numbers unless such additional notes are fungible with the existing notes for U.S. federal income tax purposes. The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Interest on the Exchange Notes accrues at a rate of 4.500% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2019. We will pay interest to those persons who were holders of record at the close of business on the February 1 or August 1, respectively, preceding such interest payment date.

        Interest on the Exchange Notes accrues from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        For so long as the Exchange Notes are registered in the name of the depositary, or its nominee, as set forth under "—Book-Entry System; Depository Procedures," we will pay the principal and interest due on the Exchange Notes to the depositary for payment to its participants for subsequent disbursement to the beneficial owners.

Paying Agent and Registrar for the Exchange Notes

        We have appointed The Bank of New York Mellon Trust Company, N.A. as the initial registrar and paying agent for the Exchange Notes. The Company may change the paying agent, registrar or transfer agent for the Exchange Notes without prior notice to the holders of the Exchange Notes. The Company or any of its Subsidiaries may act as paying agent or registrar in respect of the Exchange Notes.

Ranking

        The Exchange Notes will be unsecured general obligations of ours and will rank equally with all of our other unsubordinated, unsecured indebtedness from time to time outstanding. There are no limitations under the indenture on the amount of indebtedness which may rank equally with the Exchange Notes or on the amount of indebtedness that may be incurred by us. At March 31, 2019, we and our subsidiaries had $850 million of debt outstanding (inclusive of $450 million related to the Original Notes), none of which was secured.

        Furthermore, the Exchange Notes will be effectively junior to all existing and future liabilities and obligations of our subsidiaries because, as a shareholder of our subsidiaries, our rights with respect to their assets will be subject to the prior claims of creditors of our subsidiaries, except to the extent that we ourselves have a claim against those subsidiaries as a creditor, in which case our claim would still be subordinated to any security interests in the assets of those subsidiaries and any indebtedness of those subsidiaries that is senior to that held by us. As of March 31, 2019, our subsidiaries had total liabilities of approximately $3,575 million (including our reserve for title claim losses of $1,483 million).

        In addition, our ability to pay principal and interest on the Exchange Notes is, to a large extent, dependent upon our receiving dividends or other distributions from our subsidiaries. Our insurance subsidiaries are subject to limitations under state law on the amount of dividends and other payments they may make to us, which may adversely affect the amount of funds we have to pay interest and principal on our notes. Further, the maximum dividend permitted by law is not necessarily indicative of an insurer's actual ability to pay dividends, which may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer's ratings or competitive position, the amount of premiums that can be written and the ability to pay future dividends.

Optional Redemption

        Prior to May 15, 2028 (three months prior to the maturity date of the Exchange Notes) (the "par call date"), the Exchange Notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a cash price (the "optional redemption price") equal to the greater of:

  •
  100% of the principal amount of the Exchange Notes to be redeemed; and

  •
  the sum of the present values of the remaining (as of the redemption date) scheduled interest and principal payments on the Exchange Notes to be redeemed (excluding interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 25 basis points, in each case, plus unpaid interest that has accrued to, but excluding, the date of redemption.

        In addition, at any time on or after the par call date, the Exchange Notes will be redeemable, at our option, in whole, or from time to time, in part, at a cash price equal to 100% of the principal amount of the Exchange Notes to be redeemed, plus unpaid interest that has accrued to, but excluding the date of redemption.

        If any redemption date is after a regular record date for the Exchange Notes and on or before the related interest payment date, then the payment of interest becoming due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on that regular record date, and the redemption price will not include unpaid interest that has accrued to, but excluding, the redemption date.

        The Exchange Notes called for redemption become due on the date fixed for redemption, which will be selected by us. Notices of redemption will be delivered at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or covenant defeasance of the Exchange Notes or a satisfaction and discharge of the indenture. The notice of redemption for the Exchange Notes will state the amount to be redeemed. Any redemption or notice may, at our discretion, be subject to the satisfaction of one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by us in our sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by us in our sole discretion). On and after the redemption date, interest will cease to accrue on any notes that are redeemed, regardless of whether those notes have been delivered to us for redemption. If less than all the Exchange Notes are redeemed, the Exchange Notes for redemption will be selected in accordance with the procedures of DTC.

        For purposes of determining the optional redemption price, the following definitions are applicable:

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Exchange Notes and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Notes.

        "Comparable Treasury Price" of a Comparable Treasury Issue means, with respect to any redemption date:

  •
  the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

  •
  if we obtain fewer than four Reference Treasury Dealer Quotations, the arithmetic average of those quotations; or

  •
  if we obtain only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

        "Independent Investment Banker" means one of the Reference Treasury Dealers or its successor selected by us.

        "Reference Treasury Dealers" means each of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Wells Fargo Securities, LLC (or their respective successors); (ii) a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") selected by U.S. Bancorp Investments, Inc. (or its successors); and (iii) one other Primary Treasury Dealer selected by the Company. If any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer in its place.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Exchange Notes, the average, as determined by us (or the Independent Investment Banker), of the bid and asked prices for the Comparable Treasury Issue for the Exchange Notes, expressed in each case as a percentage of its principal amount, quoted in writing by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

        "Treasury Yield" means, with respect to any redemption date applicable to the Exchange Notes, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third business day immediately preceding the redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the redemption date.

        Except as set forth above, we may not redeem the Exchange Notes prior to maturity, and the Exchange Notes will not be entitled to the benefit of any sinking fund.

Limitation on Liens

        The indenture provides that so long as any notes are outstanding, we will not, and we will not permit any of our covered subsidiaries to, incur, assume or guarantee any debt secured by any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance (a "lien") on any voting stock issued by any of our covered subsidiaries, unless the Exchange Notes then outstanding are, for so long as such debt is so secured, secured by such voting stock equally and ratably with (or prior to) such debt. However, this restriction will not apply to liens existing at the time a corporation or other entity becomes a covered subsidiary or any renewal, extension or replacement, in whole or in part, of any such liens, and will also not apply to liens on shares of subsidiaries that are not covered subsidiaries.

        Each lien, if any, granted, pursuant to the provisions described above, to secure the Exchange Notes shall automatically and unconditionally be deemed to be released and discharged upon the release and discharge of the lien whose existence caused the Exchange Notes to be required to be so secured, provided such lien is not then otherwise required, by the provisions described above, to so secure the Exchange Notes.

        "Covered subsidiaries" means any present or future subsidiary of FNF, the consolidated total assets of which, determined on a quarterly basis in accordance with the indenture, constitute at least 15% of our total consolidated assets, and any successor to any such subsidiary whose consolidated total assets likewise satisfy such requirement. However, "covered subsidiaries" does not include any of our subsidiaries that is not itself an insurance company or the direct or indirect owner of one or more subsidiaries that is an insurance company. As of the date of this prospectus, our covered subsidiaries consist of Fidelity National Title Group, Inc., Chicago Title Insurance Company and ServiceLink Holdings, Inc.

Provision of Financial Information

        The indenture requires us to file with the trustee, within 30 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or, if we are not so required to file information, documents or reports pursuant to either of such sections, then to file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

        If we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will, upon request, furnish to any prospective purchaser of the Exchange Notes or beneficial owner of the Exchange Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act so long as any notes remain outstanding and constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.

Events of Default, Notice and Waiver

        The following shall constitute "events of default" under the indenture, with respect to the Exchange Notes:

  •
  default in the payment of any interest on any note when due and payable, and the continuance of such default for 30 days;

  •
  default in the payment of any principal or premium, if any, of any note when due (whether at stated maturity, upon redemption or otherwise);

  •
  default in the performance, or breach, of any other covenant or warranty with respect to the Exchange Notes, and the continuance of such default or breach for 60 days after receipt of written notice of such default or breach to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding notes;

  •
  default under our other indebtedness in the payment by us, when due, of an aggregate principal amount of such indebtedness exceeding $100 million, or default under any such other indebtedness which results in such indebtedness in an aggregate principal amount exceeding $100 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or such indebtedness having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such indebtedness, within 10 days after receipt of written notice of such default or breach to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding notes; and

  •
  certain events of bankruptcy, insolvency or reorganization of FNF.

        If an event of default with respect to the Exchange Notes occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by written notice to us (and if given by the holders, to the trustee), the principal of and accrued interest, if any, on all the Exchange Notes to be due and payable immediately; provided that, after such a declaration of acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, by written notice to the trustee, rescind or annul such declaration and its consequences if certain payments have been made and all events of default, other than the non-payment of accelerated principal and interest, have been cured or waived.

        The holders of a majority in aggregate principal amount of the outstanding Exchange Notes, by written notice to the trustee, may waive any past default or event of default with respect to the Exchange Notes except (i) a default or event of default in the payment of the principal of or interest on the Exchange Notes or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holders of each outstanding Exchange Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured.

        The trustee is not required to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Exchange Notes, unless the holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the Exchange Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Exchange Notes.

        No holder of a note may institute any proceeding with respect to the indenture or for the appointment of a receiver or trustee or for any other remedy under the indenture unless (i) the holder has previously given to the trustee written notice of a continuing event of default with respect to the Exchange Notes, (ii) the holders of at least 25% in aggregate principal amount of the Exchange Notes then outstanding shall have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee, (iii) such holder or the holders have offered to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be, or which may be, incurred by the trustee in pursuing the remedy, (iv) the trustee has failed to institute any such proceedings for 60 days after its receipt of such notice, request and offer of indemnity, and (v) during such 60 day period, the holders of a majority in aggregate principal amount of the Exchange Notes then outstanding have not given to the trustee a direction inconsistent with such written request.

        Each year, we are required to deliver to the trustee a certificate from our principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the indenture.

Consolidation, Merger, Sale of Assets or Other Transactions

        We may not consolidate or merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of our assets to, any person unless:

  •
  the resulting or acquiring entity (if other than us) is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

  •
  the resulting or acquiring entity (if other than us) expressly assumes by supplemental indenture all of our obligations under the Exchange Notes and the indenture, including the payment of all amounts due on the Exchange Notes and performance of the covenants in the indenture; and

  •
  immediately after the transaction, no default or event of default exists.

        There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, conveyance, assignment, transfer, lease or other disposition of less than all of our assets.

        We shall deliver to the trustee, prior to the proposed transaction, an officers' certificate and an opinion of counsel each stating that the proposed transaction and such supplemental indenture comply with the indenture and that all conditions precedent to the consummation of the transaction under the indenture have been met.

        If we consolidate or merge with or into any other entity or sell, convey, assign, transfer or otherwise dispose of all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us under the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name or its own name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the Exchange Notes.

        For the avoidance of doubt, the foregoing limitations will not apply to a mere assignment for security purposes or pledge of assets.

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of the Exchange Notes which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or government obligations (as defined in the indenture) or a combination thereof, as trust funds in an amount certified to be sufficient to pay and discharge when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest, if any, on the Exchange Notes.

        Subject to certain conditions, including that no default or event of default has occurred and is continuing or would result, we may elect either (i) to defease and be discharged from any and all obligations with respect to the Exchange Notes (except as otherwise provided in the indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the Exchange Notes ("covenant defeasance"), upon the deposit with the trustee of money and/or government obligations in sufficient quantity that will provide money in an amount certified by any firm of independent public accountants to be sufficient to pay the principal of and any premium or interest on the Exchange Notes to maturity or redemption. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of the Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modification of the Indenture

        Under the indenture, we and the trustee, at any time and from time to time, may enter into supplemental indentures without the consent of any holder to:

  •
  evidence the succession of another person to FNF and the assumption by any such successor of the covenants of FNF in the indenture and in the notes; or

  •
  add to the covenants of FNF for the benefit of the holders of the notes or surrender any right or power conferred upon FNF in the indenture; or

  •
  add any additional events of default with respect to the notes; or

  •
  add to or change any of the provisions of the indenture to such extent as shall be necessary to facilitate the issuance of bearer securities or to facilitate the issuance of notes in global form; or

  •
  amend or supplement any provision contained in the base indenture or in any supplemental indenture, provided that such amendment or supplement does not apply to any outstanding notes issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

  •
  secure the notes; or

  •
  establish the form or terms of the notes as permitted by the indenture; or

  •
  evidence and provide for the acceptance of appointment by a successor trustee with respect to the notes under the indenture and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee under the indenture; or

  •
  if allowed without penalty under applicable laws and regulations, permit payment in the United States of principal, premium, if any, or interest, if any, on bearer securities or coupons, if any; or

  •
  cure any ambiguity or correct any mistake or correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture or make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of any holder of notes; or

  •
  make any change to comply with the Trust Indenture Act of 1939 or any amendment thereof, or any requirement of the Securities and Exchange Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939 or any amendment thereof.

        With the consent of the holders of a majority in aggregate principal amount of the notes affected by such supplemental indenture, we and the trustee may enter into supplemental indentures to add provisions to, or change or eliminate any provisions of the indenture or any supplemental indenture or to modify the rights of the holders of the notes so affected. However, we need the consent of the holder of each outstanding note affected in order to:

  •
  change the stated maturity of the principal of or premium, if any, on or of any installment of principal of or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, the notes; or

  •
  reduce the principal amount of, or any installment of principal of, or premium, if any, or interest, if any, on, or any additional amounts payable with respect to, the notes or the rate of interest on the notes; or

  •
  reduce the amount of premium, if any, payable upon redemption of the notes or the repurchase by us of the notes at the option of the holder of the notes; or

  •
  change the manner in which the amount of any principal of or premium, if any, or interest on or additional amounts, if any, with respect to, the notes is determined; or

  •
  reduce the amount of the principal of any original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity thereof; or

  •
  change the currency in which the notes or any premium or the interest thereon or additional amounts, if any, with respect thereto, is payable; or

  •
  change the index, securities or commodities with reference to which or the formula by which the amount of principal of or any premium or the interest on the notes is determined; or

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or on or after the redemption date or on or after the repurchase date, as the case may be); or

  •
  reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such supplemental indenture or for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture;

  •
  change any obligation of FNF to maintain an office or agency in the places and for the purposes specified in the indenture; or

  •
  make any change in the provision governing waiver of past defaults, except to increase the percentage in principal amount of the outstanding notes, the holders of which may waive past defaults on behalf of holders of all notes, or make any change in the provision governing supplemental indentures that require consent of holders of notes, except to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each outstanding note affected thereby.

Legal Holidays

        If an interest payment date, a redemption date or the maturity date is not a business day at a place of payment, then the payment due on that day may instead be made on the next business day with the same force and effect as if made on such interest payment date, redemption date or maturity date, as applicable. No interest will accrue on such payment for such intervening period.

Listing

        The Company does not intend to list the Exchange Notes on any securities exchange or automated quotation system.

Governing Law

        The indenture and the Exchange Notes will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationships with the Trustee

        The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including borrowing transactions, with the trustee or its affiliates in the ordinary course of business. Additionally, we maintain banking relationships with The Bank of New York Mellon and its affiliates in the ordinary course of business. These banking relationships include The Bank of

New York Mellon serving as trustee for our other series of debt securities and providing us with general banking services.

Book-Entry System; Depository Procedures

        The Exchange Notes will be issued in fully registered form in the name of Cede & Co., as nominee of DTC. One or more fully registered certificates will be issued as global notes in the aggregate principal amount of the Exchange Notes. Such global notes will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

        So long as DTC, or its nominee, is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such global note for all purposes under the indenture. Except as set forth herein, owners of beneficial interests in a global note will not be entitled to have the Exchange Notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such Exchange Notes in definitive certificated form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        Owners of beneficial interests in a global note may elect to hold their interests in such global note either in the United States through DTC or outside the United States through Clearstream or Euroclear, if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

        As long as the Exchange Notes are represented by the global notes, we will pay principal of and interest on those Exchange Notes to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we nor the trustee take any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        DTC has advised us that DTC is a trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes). Investors in Global Notes who are Participants may hold their interests therein directly through DTC. Investors in Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in a Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

          (3)   Conveyance of notices and other communications by DTC to Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Except as described below, owners of interests in the Global Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture governing the Exchange Notes for any purpose.

        Payments in respect of the principal of, premium on, if any, and interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the Exchange Notes. Under the terms of the indenture governing the Exchange Notes, the issuer of the Exchange Notes and the trustee will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners of the Exchange Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the issuer of the Exchange Notes, the trustee nor any agent of the issuer of the Exchange Notes or the trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the issuer of the Exchange Notes. Neither the issuer of the Exchange Notes nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the issuer of the Exchange Notes and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the Exchange Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the issuer of the Exchange Notes, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

          (1)   DTC (a) notifies the issuer of the Exchange Notes that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the issuer of the Exchange Notes fails to appoint a successor depositary;

          (2)   the issuer of the Exchange Notes, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there has occurred and is continuing a default or event of default with respect to the Exchange Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the Exchange Notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        The Exchange Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of the exchange offer to holders of the Original Notes, but does not purport to be a complete analysis of all the potential tax considerations. The summary is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder.

        An exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders that exchange their Original Notes for Exchange Notes in connection with the exchange offer, and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

        The foregoing discussion of U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder's situation or status. Accordingly, each holder of Original Notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

 PLAN OF DISTRIBUTION

        Any broker-dealer that acquired Original Notes not directly from us for its own account as a result of market-making or other trading activities may exchange such Original Notes for Exchange Notes pursuant to the exchange offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must therefore acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes only where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 120 days from the effective date of the registration statement on Form S-4 of which this prospectus forms a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer in order to facilitate any such resale. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of up to 120 days from the effective date of the registration statement on Form S-4 of which this prospectus forms a part, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (other than commissions or concessions of any broker-dealers), including the reasonable fees and disbursements of not more than one counsel for holders of the Original Notes. We also have agreed to indemnify the holders of the Exchange Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York has passed upon the validity of the Exchange Notes on behalf of us.

EXPERTS

        The consolidated financial statements and schedules of Fidelity National Financial, Inc. and subsidiaries appearing in the Company's Annual Report (Form 10-K) as of December 31, 2018 and 2017 and for each of the years in the two year period ended December 31, 2018, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements and schedules, have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Fidelity National Financial, Inc. for the year ended December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Fidelity National Financial, Inc.

Offer to Exchange

$450,000,000 aggregate principal amount of its 4.500% Senior
Notes due 2028, the issuance of which has been registered
under the Securities Act of 1933, as amended, for all
of its outstanding 4.500% Senior Notes due 2028

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        As permitted by the DGCL, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the registrant or its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

  •
  for any transaction from which the director derived an improper personal benefit.

  •
  As permitted by the DGCL, the registrant's certificate of incorporation and bylaws provide that:

  •
  the registrant is required to indemnify its directors and officers to the fullest extent permitted under the DGCL, subject to very limited exceptions;

  •
  the registrant may indemnify its other employees and agents to the fullest extent permitted by law, subject to very limited exceptions;

  •
  the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a proceeding to the maximum extent permitted under the DGCL, subject to very limited exceptions;

  •
  the rights conferred in the certificate of incorporation or bylaws are not exclusive.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits. The following is a list of Exhibits to this Registration Statement.

Exhibit No.	Description
4.1	Indenture between the Registrant and The Bank of New York Trust Company, N.A., dated December 8, 2005 (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005)
4.2
First Supplemental Indenture between the Registrant and the Bank of New York Trust Company, N.A., dated as of January 6, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on January 24, 2006)
4.3
Second Supplemental Indenture, dated May 5, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 5, 2010)
4.4
Fourth Supplemental Indenture, dated August 13, 2018, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed on August 13, 2018)
4.5	Form of 4.50% Senior Note of the Registrant due 2028 (incorporated by reference to Exhibit A to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed on August 13, 2018)
4.6
Registration Rights Agreement, dated August 13, 2018, by and between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of itself and the Initial Purchasers (incorporated by reference to Exhibit 4.6 to the Registrant's Current Report on Form 8-K filed on August 13, 2018)
**5.1	Opinion of Weil, Gotshal & Manges LLP
**23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
**23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
**23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)
**24.1	Powers of Attorney (included in Signature Pages)
**25.1	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A., as trustee, with respect to the Indenture dated as of December 8, 2005
**99.1	Form of Transmittal Letter

**
Filed herewith.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

          (a)(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding wthe foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities

  Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 3, 2019.

Fidelity National Financial, Inc.
By:	/s/ MICHAEL L. GRAVELLE
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel, and Corporate Secretary

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Michael L. Gravelle as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAYMOND R. QUIRK Raymond R. Quirk	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2019
/s/ ANTHONY J. PARK Anthony J. Park	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2019
/s/ WILLIAM P. FOLEY, II William P. Foley, II	Director and Chairman of the Board	May 3, 2019
/s/ DOUGLAS K. AMMERMAN Douglas K. Ammerman	Director	May 3, 2019
/s/ THOMAS M. HAGERTY Thomas M. Hagerty	Director	May 3, 2019

Signature	Title	Date

/s/ DANIEL D. (RON) LANE Daniel D. (Ron) Lane	Director	May 3, 2019
/s/ RICHARD N. MASSEY Richard N. Massey	Director	May 3, 2019
/s/ HEATHER H. MURREN Heather H. Murren	Director	May 3, 2019
/s/ JOHN D. ROOD John D. Rood	Director	May 3, 2019
/s/ PETER O. SHEA, JR. Peter O. Shea, Jr.	Director	May 3, 2019
/s/ CARY H. THOMPSON Cary H. Thompson	Director	May 3, 2019